Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Share Incentive Plan of Fiverr International Ltd. of our reports dated February 18, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Fiverr International Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

February 18, 2021	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global